UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2007, the Second Amended and Restated Bylaws (the "Bylaws") of Bioanalytical Systems, Inc. (the "Company") were amended to change Article I of the Bylaws, Records Pertaining to Share Ownership, in various respects to authorize the Board of Directors to adopt appropriate rules or regulations to enable the Company to participate in a direct registration program, to authorize uncertificated shares, and to clarify that the Company may register the issuance, ownership and transfer of its shares of capital stock either in certificated or in uncertificated (direct registration) form.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
	3.01	Amendment No. 3 to Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: February 22, 2007	By: /s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.01	Amendment No. 3 to Amended and Restated Bylaws